FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES
FIRST QUARTER
2012 RESULTS

Contact: Melissa Plaisance (925) 467-3136
Christiane Pelz (925) 467-3832

Pleasanton, CA - April 26, 2012

Results From Operations
Safeway Inc. today reported income from continuing operations of $81.6 million ($0.30 per diluted share) for the first quarter of 2012 compared to $25.1 million ($0.07 per diluted share) in the first quarter of 2011. The first quarter of last year included an $80.2 million tax charge ($0.22 per diluted share) resulting from the decision to repatriate $1.1 billion from Safeway's wholly-owned Canadian subsidiary. Were it not for this tax charge, net income would have been $105.3 million ($0.29 per diluted share) for the first quarter of 2011.

"Strong cost controls helped us meet earnings expectations despite a shift in the New Year's holiday, weather patterns and high gasoline prices which dampened sales," said Steve Burd, Chairman and CEO. "In addition, operating profit in the quarter would have been essentially the same as last year without the holiday shift. In the last eight weeks, identical-store sales have been running at 1%, and we continue to believe sales will grow as our new marketing initiatives take hold."

Sales and Other Revenue
Although identical-store sales (excluding fuel) were flat, total sales increased 2.4% to $10.0 billion in the first quarter of 2012 from $9.8 billion in the first quarter of 2011, primarily due to higher fuel sales, higher revenue from Blackhawk and additional sales from new stores.

Gross Profit
Gross profit declined 70 basis points to 26.84% of sales in the first quarter of 2012 compared to 27.54% of sales in the first quarter of 2011. Excluding the 62 basis-point impact from fuel sales, gross profit declined eight basis points.

Operating and Administrative Expense
Operating and administrative expense decreased 35 basis points to 24.95% of sales in the first quarter of 2012 from 25.30% of sales in the first quarter of 2011. Excluding the 37 basis-point impact of higher fuel sales, operating and administrative expense margin increased two basis points. The 2012 New Year's holiday (traditionally a slow sales day with higher holiday wages) fell in the first quarter of 2012 while the 2011 New Year's holiday fell in the fourth quarter of 2010. Excluding the 17 basis-point impact of this holiday shift, operating and administrative expense margin declined 15 basis points.

Interest Expense
Interest expense increased to $71.4 million in the first quarter of 2012 from $65.7 million in the first quarter of 2011 because of higher average borrowings, partly offset by lower average interest rates.

Income Taxes
Income tax expense was 34.0% of pre-tax income in the first quarter of 2012. Income tax expense in the first quarter of 2011 included a charge of $80.2 million ($0.22 per diluted share) related to the decision to repatriate $1.1 billion from Safeway's Canadian subsidiary. Excluding this tax charge, income tax expense was 33.0% of pre-tax income in the first quarter of 2011. The tax rate was lower in 2011 due to several individually immaterial items.

Discontinued Operations
In January 2012, Safeway announced the planned sale or closure of 27 Genuardi's stores, including the sale of 16 Genuardi's stores to Giant Food Stores, LLC. In the first quarter of 2012, Safeway closed three of the Genuardi's stores and incurred impairment and lease exit losses of $14 million ($8.6 million, net of tax). Safeway expects to complete the disposition of the remaining 24 Genuardi's stores in 2012 for an estimated gain of approximately $67 million and net cash proceeds of approximately $102 million.

Cash Flow
Net cash flow used by operating activities was $541.8 million in the first quarter of 2012 compared to $60.0 million in 2011. This change was largely due to the higher use of cash for working capital in 2012, which was driven primarily by the replenishment of inventory and the settlement of Blackhawk holiday payables.

Net cash flow used by investing activities increased to $273.0 million in the first quarter of 2012 from $188.4 million in 2011 primarily due to higher capital expenditures in 2012, partly offset by increased proceeds from the sale of property in 2012.

Net cash flow provided by financing activities was $220.6 million in the first quarter of 2012 compared to a use of cash of $132.8 million in 2011. This change was due primarily to higher net proceeds from borrowings in 2012, partly offset by a higher level of stock repurchases in 2012.

Capital Expenditures
Safeway invested $308.4 million in capital expenditures in the first quarter of 2012, while opening four new Lifestyle stores and closing seven stores. For the year, Safeway expects to invest approximately $900 million in capital expenditures, open 10 new Lifestyle stores and complete 10 Lifestyle remodels.

Stock Repurchases
During the first quarter of 2012, Safeway purchased 46.0 million shares of its common stock at an average cost of $21.70 per share and a total cost of $1.0 billion (including commissions). During the first quarter of 2012, Safeway's board of directors increased the authorization for stock repurchases by $1.0 billion. The remaining board authorization for stock repurchases at quarter-end was approximately $1.1 billion. From the end of the first quarter of 2012 through April 25, 2012, Safeway has purchased 10.6 million shares of its common stock at an average cost of $20.78 per share and a total cost of $219.5 million (including commissions).

Guidance
Safeway's guidance for 2012 remains at $1.90 to $2.10 per diluted share, nonfuel ID sales growth of 1% to 2%, operating profit margin change, excluding fuel, of negative five basis points to five basis points, and free cash flow of $850 million to $950 million.

About Safeway
Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,675 stores in the United States and Canada. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call
Safeway's investor conference call discussing first-quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on April 26, 2012. Click on Upcoming Events to access the call. A replay will be available via webcast for approximately one week following the conference call.
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This press release and related conference call contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, earnings per share, sales growth, profit margins, free cash flow, store dispositions, capital expenditures and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as amended, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share amounts)
(Unaudited)

	12 Weeks Ended
	March 24, 2012	March 26, 2011

Sales and other revenue	$10,003.0	$9,772.0
Cost of goods sold	(7,317.8)	(7,080.9)
Gross profit	2,685.2	2,691.1
Operating and administrative expense	(2,495.4)	(2,471.9)
Operating profit	189.8	219.2
Interest expense	(71.4)	(65.7)
Other income, net	5.3	3.7
Income before income taxes	123.7	157.2
Income taxes	(42.1)	(132.1)
Income from continuing operations, net of tax	81.6	25.1
Loss from discontinued operations, net of tax	(8.6)	—
Net income before allocation to noncontrolling interests	73.0	25.1
Noncontrolling interests	(0.1)	—
Net income attributable to Safeway Inc.	$72.9	$25.1

Basic earnings (loss) per common share:
Continuing operations	$0.30	$0.07
Discontinued operations	(0.03)	—
Total	$0.27	$0.07
Diluted earnings (loss) per common share:
Continuing operations	$0.30	$0.07
Discontinued operations	(0.03)	—
Total	$0.27	$0.07
Weighted average shares outstanding:
Basic	271.4	366.0
Diluted	271.9	366.8

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share amounts)
(Unaudited)

	March 24, 2012	Year-end 2011
ASSETS
Current assets:
Cash and equivalents	$134.5	$729.4
Receivables	519.1	652.1
Merchandise inventories	2,850.4	2,469.6
Prepaid expense and other current assets	356.7	335.7
Total current assets	3,860.7	4,186.8
Total property, net	9,665.6	9,637.6
Goodwill	471.7	469.8
Investment in unconsolidated affiliate	200.0	196.8
Other assets	581.5	582.6
Total assets	$14,779.5	$15,073.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of notes and debentures	$806.0	$811.3
Current obligations under capital leases	28.9	29.2
Accounts payable	2,453.2	2,917.0
Accrued salaries and wages	421.1	500.9
Deferred income taxes	61.2	61.2
Other accrued liabilities	641.0	718.7
Total current liabilities	4,411.4	5,038.3
Long-term debt:
Notes and debentures	5,438.4	4,165.0
Obligations under capital leases	405.0	404.7
Total long-term debt	5,843.4	4,569.7
Deferred income taxes	161.2	141.9
Pension and post-retirement benefit obligations	889.5	904.5
Accrued claims and other liabilities	713.1	730.1
Total liabilities	12,018.6	11,384.5

Stockholders' equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 605.1 and 604.5 shares issued	6.1	6.0
Additional paid-in capital	4,468.4	4,463.9
Treasury stock at cost: 354.2 and 307.9 shares	(8,879.1)	(7,874.4)
Accumulated other comprehensive loss	(26.4)	(61.5)
Retained earnings	7,185.7	7,149.1
Total Safeway Inc. equity	2,754.7	3,683.1
Noncontrolling interests	6.2	6.0
Total equity	2,760.9	3,689.1
Total liabilities and stockholders' equity	$14,779.5	$15,073.6

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	12 Weeks Ended
	March 24, 2012	March 26, 2011
OPERATING ACTIVITIES:
Net income before allocation to noncontrolling interest	$73.0	$25.1
Loss from discontinued operations, net of tax	8.6	—
Income from continuing operations, net of tax	81.6	25.1
Reconciliation to net cash flow used by operating activities:
Depreciation expense	265.8	265.1
Property impairment charges	13.5	7.1
Share-based employee compensation	11.0	10.9
LIFO expense	0.5	4.0
Equity in earnings of unconsolidated affiliate	(3.2)	(1.8)
Net pension and post-retirement benefits expense	32.9	25.7
Contributions to pension and post-retirement benefit plans	(29.9)	(6.6)
Gain on property dispositions and lease exit costs, net	(8.0)	(1.4)
Increase in accrued claims and other liabilities	2.4	25.3
Deferred income taxes	—	(59.0)
Other	5.5	11.1
Changes in working capital items:
Receivables	19.7	24.4
Inventories at FIFO cost	(378.0)	(102.3)
Prepaid expenses and other current assets	(3.6)	(12.1)
Income taxes	(17.2)	152.0
Payables and accruals	55.8	(67.5)
Payables related to third-party gift cards, net of receivables	(590.6)	(360.0)
Net cash flow used by operating activities	(541.8)	(60.0)

INVESTING ACTIVITIES:
Cash paid for property additions	(308.4)	(185.1)
Proceeds from sale of property	48.8	6.0
Other	(13.4)	(9.3)
Net cash used by investing activities	(273.0)	(188.4)

FINANCING ACTIVITIES:
Payments on short-term borrowings, net	—	(0.6)
Additions to long-term borrowings	1,277.0	556.4
Payments on long-term borrowings	(21.2)	(532.1)
Purchase of treasury stock	(990.0)	(133.0)
Dividends paid	(43.8)	(44.2)
Net proceeds from exercise of stock options	3.7	22.3
Other	(5.1)	(1.6)
Net cash flow provided (used) by financing activities	220.6	(132.8)
Effect of changes in exchange rates on cash	(0.7)	13.9
Decrease in cash and equivalents	(594.9)	(367.3)

CASH AND EQUIVALENTS
Beginning of year	729.4	778.8
End of quarter	$134.5	$411.5

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

	12 Weeks Ended
TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA	March 24, 2012		March 26, 2011

Cash paid for capital expenditures	$308.4		$185.1
Stores opened	4		3
Stores closed	7		5
Lifestyle remodels completed	—		5
Stores at end of period	1,675		1,692
Square footage (in millions)	79.1		79.2
Fuel sales	$1,096.5		$936.5
Number of fuel stations at end of period	402		393
(Decrease) increase in sales from change in Canadian exchange rate	$(23.9)		$82.1

TABLE 2: RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SAFEWAY INC. TO ADJUSTED EBITDA

	Rolling Four Quarters			12 Weeks Ended	12 Weeks Ended
	March 24, 2012		Fiscal Year 2011	March 24, 2012	March 26, 2011
Net income attributable to Safeway Inc.	$564.5		$516.7	$72.9	$25.1
Add (subtract):
Property impairment charges and tax benefit from discontinued operations	1.8		—	1.8	—
Income taxes	273.9		363.9	42.1	132.1
Interest expense	277.9		272.2	71.4	65.7
Depreciation expense	1,149.5		1,148.8	265.8	265.1
LIFO expense	31.6		35.1	0.5	4.0
Share-based employee compensation	50.1		50.0	11.0	10.9
Property impairment charges	51.1		44.7	13.5	7.1
Equity in earnings of unconsolidated affiliate	(14.4)		(13.0)	(3.2)	(1.8)
Dividend from unconsolidated affiliate	—		6.1	—	6.1
Adjusted EBITDA	$2,386.0		$2,424.5	$475.8	$514.3

Total debt at March 24, 2012	$6,678.3
Less cash and equivalents in excess of $75.0 at March 24, 2012	59.5
Adjusted Debt, as defined by bank credit agreement	$6,618.8

Adjusted EBITDA as a multiple of interest expense	8.59	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	2.77	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	Rolling Four Quarters March 24, 2012	Fiscal Year 2011	12 Weeks Ended March 24, 2012	12 Weeks Ended March 26, 2011

Net cash flow provided (used) by operating activities	$1,541.8	$2,023.6	$(541.8)	$(60.0)
Add (subtract):
Income taxes	273.9	363.9	42.1	132.1
Interest expense	277.9	272.2	71.4	65.7
Deferred income taxes	4.7	63.7	—	59.0
Net pension and post-retirement benefits expense	(121.5)	(114.3)	(32.9)	(25.7)
Contributions to pension and post-retirement benefit plans	199.5	176.2	29.9	6.6
Increase in accrued claims and other liabilities	(0.3)	(23.2)	(2.4)	(25.3)
Gain on property dispositions and lease exit costs, net	72.2	65.6	8.0	1.4
Changes in working capital items	162.6	(385.8)	913.9	365.5
Lease exit costs from discontinued operations	(6.8)	—	(6.8)	—
Other	(18.0)	(17.4)	(5.6)	(5.0)
Adjusted EBITDA	$2,386.0	$2,424.5	$475.8	$514.3

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW

	12 Weeks Ended
	March 24, 2012	March 26, 2011	Forecasted Range Fiscal 2012
Net cash flow used by operating activities, as reported	$(541.8)	$(60.0)
Decrease in payables related to third-party gift cards, net of receivables	590.6	360.0
Net cash flow from operating activities, as adjusted	48.8	300.0	$1,600.0	$1,700.0
Net cash flow used by investing activities, as reported	(273.0)	(188.4)	(750.0)	(750.0)
Free cash flow	$(224.2)	$111.6	$850.0	$950.0

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions, except per-share amounts)
(Unaudited)

TABLE 5: IDENTICAL-STORE SALES*
	First
	Quarter
	2012

As reported	1.6%
Excluding fuel sales	0.0%

* Excludes replacement stores

TABLE 6: RECONCILIATION OF 2011 NET INCOME ATTRIBUTABLE TO SAFEWAY INC., INCOME TAX RATE AND DILUTED EARNINGS PER SHARE AS REPORTED TO NET INCOME ATTRIBUTABLE TO SAFEWAY INC., INCOME TAX RATE AND DILUTED EARNINGS PER SHARE EXCLUDING THE TAX CHARGE ON CANADIAN DIVIDEND

			Tax on
		First Quarter	Repatriated	First Quarter
		2011,	Earnings	2011,
		As Reported	From Canada	As Adjusted
Income before income taxes		$157.2		$157.2
Income taxes		(132.1)	$80.2	(51.9)
Net income attributable to Safeway Inc.		$25.1	$80.2	$105.3
Income tax rate		84.0%		33.0%

Diluted net income per common share attributable to Safeway Inc.		$0.07	$0.22	$0.29

TABLE 7: RECONCILIATION OF CHANGE IN OPERATING AND ADMINISTRATIVE EXPENSE MARGIN AS REPORTED TO CHANGE IN OPERATING AND ADMINISTRATIVE EXPENSE MARGIN EXCLUDING FUEL AND HOLIDAY SHIFT
				First Quarter
				2012
				Basis Points
Decline in operating and administrative expense margin, as reported				35
Fuel impact				(37)
Impact of shift in New Year's holiday				17
Decline in operating and administrative expense margin, excluding fuel and holiday shift				15